                                                                    Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our reports dated February 10, 2000 accompanying the consolidated financial statements and schedule of Winstar Communications, Inc. and subsidiaries appearing in the Annual Report on Form 10-K/A for the year ended December 31, 1999 which are incorporated by reference in this Registration Statement and Prospectus. We consent to the incorporation by reference in the Registration Statement and Prospectus of the aforementioned reports and to the use of our name as it appears under the caption "Experts."

/s/ GRANT THORNTON LLP

New York, New York
August 1, 2000